Exhibit 10.26

Master Revolving Note Variable Rate Maturity Date Optional Advances (Business and Commercial Loans Only)

AMOUNT CDN$3,500,000	NOTE DATE DECEMBER 29, 2006	MATURITY DATE APRIL 1, 2008	TAX IDENTIFICATION NUMBER (IF APPLICABLE)

On the Maturity Date, as stated above, for value received, the undersigned promise(s) to pay to the order of Comerica Bank (the “Bank”) a Michigan banking corporation and an authorized foreign bank under the Bank Act (Canada) at the office of the Bank located at Suite 2210, South Tower, Royal Bank Plaza, P.O. Box 61, Toronto, Ontario, M5J 2J2, or at such other office(s) as the Bank may designate in writing from time to time, the amount of Three Million Five Hundred Thousand Canadian dollars (CDN) (or that portion of it advanced by the Bank and not repaid as later provided) with interest until maturity, whether by acceleration or otherwise, or until Default, as later defined, at a per annum rate equal to the Canadian Prime Rate, as later defined, from time to time in effect, plus two percent (2%), and after that at a rate equal to the rate of interest otherwise prevailing under this Note plus three percent (3%) per annum (but in no event in excess of the maximum rate permitted by law). The “Canadian Prime Rate” is that annual rate of interest so designated by the Bank and which is changed by the Bank from time to time. Interest rate changes will be effective for interest computation purposes as and when the Canadian Prime Rate changes. Interest shall be calculated on the basis of a 365-day year for the actual number of days the principal is outstanding. Accrued interest on this Note shall be payable on the first day of each month commencing February 1, 2007, until the Maturity Date (set forth above) when all amounts outstanding under this Note shall be due and payable in full. If the frequency of interest payments is not otherwise specified, accrued interest on this Note shall be payable monthly on the first day of each month. If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business in Toronto, Ontario, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to five percent (5%) of each late payment may be charged on any payment not received by the Bank within ten (10) calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

The principal amount payable under this Note shall be the sum of all advances made by the Bank to or at the request of the undersigned, less principal payments actually received in cash by the Bank. The books and records of the Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by the Bank; after that interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full. The Bank shall not be under any obligation to make any advances to the undersigned pursuant to this Note (notwithstanding anything expressed or implied in this Note or elsewhere to the contrary, including without limit if the Bank supplies the undersigned with a borrowing formula) following the occurrence and during the continuance of any Default under this Note.

If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation, or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of any such authority, shall make it unlawful or impossible for the Bank to maintain any advance(s) hereunder, the Bank shall forthwith give notice thereof to the undersigned. Thereafter, the undersigned shall immediately repay such advance(s), together with interest thereon to the date of payment and any other amounts payable by the undersigned to the Bank under this Note as a result of any such payment.

In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank), and the Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of the Bank hereunder or the making or maintaining of any advance(s) hereunder, and such increase has the effect of reducing the rate of return on the Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the making or maintaining of such advance(s) hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the Bank shall give notice thereof to the undersigned. Thereafter, the undersigned shall immediately repay such advance(s), together with interest thereon to the date of payment and any other amounts payable by the undersigned to the Bank under this Note as a result of any such payment.

The obligation of the undersigned to make payment of the principal of and interest on this Note and any other amounts payable hereunder in the currency specified for such payment hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by the Bank of the full amount of the particular currency expressed to be payable herein. The Bank shall, using all amounts obtained or received from the undersigned pursuant to any such tender or recovery in payment of principal of and interest hereunder, promptly purchase the applicable currency at the most favourable spot exchange rate determined by the Bank to be available to it at such time. The obligation of the undersigned to make payments in a particular currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency.

All payments to be made by the undersigned under this Note shall be made without set-off or counterclaim and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless the undersigned is compelled by law to make such payments subject to such tax. In such event, the undersigned shall:

a.	pay to the Bank, for the account of the Bank, such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which would have been receivable under this Note had such payment not been made subject to such tax; and

b.	send to the Bank such certificates or certified copies of receipts as the Bank shall reasonably require as proof of the payment by the undersigned of any such taxes payable by the undersigned.

As used herein, the term “tax”, “taxes” and “taxation” includes all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge (excluding capital taxes and taxes imposed on or measured by the net income of the Bank by the jurisdictions under the laws of which it is organized or carries on business or any political subdivisions thereof), together with interest thereon and fines and penalties with respect thereto, which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with any advance(s) hereunder or the indebtedness of the undersigned under this Note, or the payment or delivery of funds into or out of any jurisdiction other than Canada.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced (collectively, the “Indebtedness”), are secured by and the Bank is granted a security interest and a right of set-off in all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively, the “Collateral”).

If the undersigned (or any of them) or any guarantor under a guarantee of all or part of the Indebtedness (a “guarantor”) (a) fail(s) to pay any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (b) fail(s) to comply with any of the terms or provisions of any agreement between the undersigned (or any of them) or any such guarantor and the Bank and such failure continues beyond any applicable period of cure; or (c) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding or (if a corporation) is the subject of a dissolution, merger or consolidation; or (d) if any warranty or representation made by any of the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete; or (e) if there is any termination, notice of termination, or breach of any guarantee, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (f) if there is any failure by any of the undersigned or any Guarantor to pay when due any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (g) if the Bank deems itself insecure believing that the prospect of payment of this Note or any of the Indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (h) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned (or any of them) or any of the Collateral, including without limit, any accounts of the undersigned (or any of them) or any guarantor with the Bank, then the Bank, upon the occurrence of any of these events (each a “Default”), may at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law. All payments under this Note shall be in immediately available Canadian funds, without setoff or counterclaim. For purposes of this paragraph only, Veri-Tek International, Corp. shall be deemed to be a “guarantor”.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns, and this Note shall enure to the benefit of the Bank and the Bank’s successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness; provided that the transferee agrees in writing to hold the information confidential in the same manner as Bank or is required by law to hold the information confidential in the same manner as Bank. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers to the extent provided in connection with Bank’s administration of its credit facilities for the undersigned.

The undersigned agree(s) to reimburse the holder or owner of this Note upon demand for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

For the purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Note (and stated herein to be computed on the basis of a 365 day year or any other period of time less than a calendar year) are equivalent, are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 or such other time, respectively.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank and the undersigned expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN AND THE PARTIES ATTORN TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO.

If any provision of this Note would obligate the undersigned to make any payment of interest or other amount payable to the Bank in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Bank of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by the Bank of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows: (i) firstly, by reducing the amount or rate of interest required to be paid to the Bank under this Note; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Bank which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

No delay or failure of the Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of the Bank under this Note are cumulative and not exclusive of any right or remedies which the Bank would otherwise have, whether by other instruments or by law.

The undersigned acknowledge(s) and agree(s) that this Note is issued, delivered and accepted in Toronto, Ontario and any approval or extension of credit pursuant to this Note is extended by the Bank from its office in Toronto, Ontario.

THE UNDERSIGNED AND THE BANK, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

MANITEX LIFTKING, ULC	By:	/s/ Michael Azar	Its:	Vice President
		SIGNATURE OF		TITLE (if applicable)

By:
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By:
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By:
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3000 South Austin Ave.	Georgetown	Texas	78628
STREET ADDRESS	CITY	STATE	POSTAL CODE

	FOR BANK USE ONLY		CCAR #
LOAN OFFICER INITIALS	LOAN GROUP NAME	OBLIGOR NAME
LOAN OFFICER ID. NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT

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